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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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FNBH Bancorp, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING AT THE MEETING
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
CORPORATE GOVERNANCE AND BOARD MATTERS
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
AUDIT MATTERS AND OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
STOCK AWARDS VESTED
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF COMMON STOCK
SHAREHOLDER PROPOSALS
OTHER BUSINESS

FNBH BANCORP, INC.
101 East Grand River
Howell, Michigan 48843
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2007
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, will be held on May 16, 2007, at 7 p.m. at the main office of First National Bank in Howell, 101 East Grand River, Howell, Michigan, for the following purposes:
1.	To elect five (5) directors, three (3) to hold office for a three year term and two (2) to hold office for a two (2) year term.

2.	To ratify the selection of BDO Seidman, LLP as the independent auditors for 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed March 30, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.
By order of the Board of Directors

NANCY MORGAN, Secretary
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope.  Please note that if the stock is held in more than one name, that all parties must sign the proxy form.
Dated: April 10, 2007

FNBH BANCORP, INC.
101 E. Grand River
Howell, Michigan 48843
PROXY STATEMENT
This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 16, 2007, at 7 p.m., at the main office of First National Bank in Howell (the “Bank”), 101 East Grand River, Howell, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.
VOTING AT THE MEETING
This Proxy Statement has been mailed on or about April 10, 2007, to all holders of record of common stock of the Corporation as of the record date. Our Board of Directors has fixed the close of business on March 30, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there are presently 3,035,954 shares outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Board.
If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement for the ratification of the appointment of our independent auditors and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.
ELECTION OF DIRECTORS
Our Articles of Incorporation provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office. Five (5) persons have been nominated for election to the Board, three (3) to serve three (3) year terms expiring at the 2010 Annual Meeting of Shareholders and two (2) to serve a two (2) year term expiring at the 2009 Annual Meeting of Shareholders. The Board has nominated W. Rickard Scofield, Randolph E. Rudisill and Barbara Draper to serve as directors for three (3) year terms. Each is an incumbent director previously elected by our shareholders. The Board has nominated John M. Pfeffer and Steve Walsh to serve as directors for a two (2) year term. Mr. Pfeffer and Mr. Walsh were appointed as directors by the Board in February 2007 and March 2007, respectively.
Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the Corporation’s proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.
A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the five individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.
INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons have been engaged in the occupations stated below for more than five (5) years, unless noted.

			Director of
			Corporation
Name	Principal Occupation	Age	Since*
Nominees for Election as Directors For Terms Expiring in 2010

W. Rickard Scofield	Chairman of May & Scofield LLC, a manufacturer of automotive subassemblies	54	1992

Randolph E. Rudisill	Chairman & Director of American Compounding Specialties since July 2005, a contract manufacturer of thermoplastics Retired President of Asahi Thermofil, Inc., a manufacturer of thermoplastics	62	1997

Barbara Draper	President & CEO of the Corporation and the Bank from April 2006 to March 2007 and from January 1993 to April 2004	60	1984

Nominees for Election as Directors For a Term Expiring in 2009

John M. Pfeffer	President of the CPA firm of Pfeffer, Hanniford & Palka CPAs PC	53	2007

Steven T. Walsh	President & CEO of the Corporation and the Bank since March 2007 CFO of Fifth Third’s Consumer Bank from October 2006 – March 2007
	Executive Vice President of Retail and Marketing for FirstMerit Corporation 2004 – 2006 Executive Vice President, Retail Banking, Provident Financial Group 2000 - 2004	43	2007

Directors Whose Terms Expire in 2009

Richard F. Hopper	Retired Partner, KPMG LLP	62	2003

Gary R. Boss	Part owner of Boss Brothers, a property investment company	64	1995

Directors Whose Terms Expire in 2008

R. Michael Yost	Director, Motorsports Programs and Corporate Sponsorships, The Auto Club Group	58	1997

Dona Scott Laskey	Attorney	63	1973

Athena Bacalis	Real estate attorney, part owner & corporate counsel for Artisan Building Company	45	2001

James R. McAuliffe	Retired, former President of Citizen’s Insurance Company	62	1998

*	The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles
For many years, the Board of Directors has been committed to sound and effective corporate governance practices. To assist in its governance practices, the Board has established a number of standing committees, including an audit committee, compensation committee and a nominating and corporate governance committee. The charters of the audit committee, the compensation committee and the nominating and corporate governance committee are available on our website at www.fnbsite.com.
Code of Ethics for Senior Financial Officers
The Board has adopted a Code of Ethics for Senior Financial Officers, which includes the principal executive officer, principal financial officer and controller. This Code is posted on our website and can be obtained free of charge through the Corporation’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. Any changes to or waivers of the Code for the Corporation’s CEO or senior financial officers will be disclosed on our website.
Determination of Independence of Board Members
The Corporation’s common stock is not listed on any national securities exchange or NASDAQ. Nevertheless, the Board has determined that each director, other than Barbara Draper and Steve Walsh, the Corporation’s current and former CEO, qualifies as an “Independent Director”, as such term is defined in Market Place Rules 4200(a) (15) of the National Association of Securities Dealers (the “NASD”). The Board has also determined that each member of the three (3) committees of the Board meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing requirements, and, as to the audit committee, under the applicable rules of the Securities and Exchange Commission. Also, there are no family relationships between or among the directors, nominees or executive officers of the Corporation.
Meeting Attendance
Each director is expected to attend all meetings of the Board, applicable committee meetings, and the annual meeting of shareholders. Each director, serving at that time, attended the 2006 annual shareholder meeting. During 2006, the Board held five (5) meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.
Board Committees
The audit committee, which met on seven (7) occasions in 2006, consists of directors Laskey, Scofield, Hopper, McAuliffe and Rudisill. The Board has determined that Mr. Hopper qualifies as the “Audit Committee Financial Expert”, as that term is defined in the rules established by the Securities and Exchange Commission. The primary purpose of this committee is to assist the Board in overseeing (1) the quality and integrity of the Corporation’s accounting, auditing and reporting practices, (2) the performance of the Corporation’s internal audit function and independent auditor, and (3) the Corporation’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.
The compensation committee, which consists of directors Rudisill, Scofield, and Boss, met three (3) times in 2006. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to the Corporation’s executives and officers. Our compensation committee performs an annual review of our executive officers’ cash compensation, profit sharing and stock grants to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable executives at other banks. Approximately every three years an executive compensation study is completed by a third party. Our compensation committee’s most recent review occurred in March 2006, by Mercer Human Resource Consulting. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and our Senior Vice President of Human Resources. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the compensation committee typically considers the recommendations of our President and Chief Executive Officer.

The nominating and corporate governance committee, which consists of directors Boss, Yost, Scofield and Bacalis, met four (4) times in 2006. This committee is responsible for making recommendations on the qualifications and standards to serve on the Board, identifying board candidates and monitoring the Corporation’s corporate governance standards. The Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. In general, shareholders may nominate a person to serve as a director if they provide written notice to the Corporation not later than thirty days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulations 14A of the Exchange Act had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.
The governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, the committee may use the services of such a firm in the future if it deems necessary or appropriate. The governance committee has not established specific, minimum qualifications for director nominees, nor has it adopted a process for identifying and evaluating nominees for directors. The committee has not received any recommended nominations from any shareholders in connection with the 2007 annual shareholder meeting. Three (3) of the nominees that are standing for election as directors at the 2007 annual meeting are incumbent directors, previously elected by our shareholders. Two (2) of the nominees that are standing for election as directors at the 2007 annual meeting are recent appointees to the Board, both of whom were nominated by the committee. One is Mr. Walsh, the new President and CEO. The other nominee, Mr. Pfeffer, a long standing CPA in the community and well known by the Board, was recommended by an existing board member.
Shareholder Communications with the Board
The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of the directors may send a letter addressed to the Company’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has selected BDO Seidman, LLP (“BDO”) as independent auditors for the Company for the fiscal year ending December 31, 2007. The services provided to the Company and our subsidiaries by BDO for 2006 and 2005 are described under the caption “Audit Matters and Our Relationship with Our Independent Auditors.”
We are asking our shareholders to ratify the selection of BDO as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate governance. Representatives of BDO are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this matter will be required for approval. All broker non-votes will not be treated as votes cast on this matter, shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.
If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.
The Board of Directors recommends a vote FOR this proposal to ratify the appointment of BDO as our independent auditors.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
To the Board of Directors of FNBH Bancorp, Inc.
We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2006.
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
We have received and reviewed the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors the auditors’ independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

Dona S. Laskey	Richard F. Hopper
Randolph E. Rudisill	W. Rickard Scofield
James R. McAuliffe
AUDIT MATTERS AND OUR RELATIONSHIP WITH
OUR INDEPENDENT AUDITORS
The following sets forth the fees billed to FNBH Bancorp, Inc. for the fiscal years ended December 31, 2006 and December 31, 2005 by BDO Seidman, LLP, the Corporation’s principal accounting firm:

	2006	2005

BDO Seidman, LLP
Audit Fees(1)	$210,492	$201,873
Audit Related(2)	—	1,000
Tax Fees(3)	13,520	15,382
Other	—	—

Total	$224,012	$218,255

(1)	Audit fees also include fees for audit services related to compliance with Section 404 of the Sarbanes-Oxley Act regarding our internal control over financial reporting.

(2)	Services related to consulting on financial accounting and reporting standards.

(3)	Consists primarily of tax consulting and tax return preparation.
The audit committee has established a pre-approval policy for audit, audit related and tax services that can be performed by the Corporation’s independent auditors. Under the Audit Committee’s Pre-Approval Policy, the Audit Committee is required to approve, in advance of the services being rendered, any audit, audit related or tax services to be provided by the Corporation’s then independent auditors. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Corporation has no paid employees. The Corporation’s subsidiary, First National Bank in Howell, employs all the officers and employees. Decisions on the compensation of the Bank’s executive officers are made by the Board of Directors upon recommendation from the Board’s Compensation Committee. This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides information regarding the manner and context in which compensation is awarded to and earned by our executive officers and perspective to the data presented in the tables and other quantitative information that follows this section.
Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executives’ compensation has three primary components; salary, an annual profit sharing cash bonus incentive, and long-term compensation in the form of stock grant awards. In addition, we provide our executives with benefits that are generally available to our salaried employees. We believe that each of these elements of compensation is appropriate and required to meet the above-stated objectives.
Salaries. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards individual performance. We also take into account the base salaries paid by similar organizations in the financial services industry and the base salaries of other private and public banks with which we believe we compete for talent. To this end, we subscribe to certain executive compensation surveys and review them periodically and when making a crucial executive hiring decision and annually when we review executive compensation. Additionally we use the services of Mercer Human Resource Consulting, when hiring, reviewing and designing our executive compensation plans.
Annual Incentive Compensation. The Profit Sharing Bonus Incentive is paid based on the Bank’s earnings relative to a selected group of peer banks. Executives and employees participate in the same plan, with a tiered pay out schedule. If the Bank’s return on assets is at the 50th percentile or above of the Bank’s peer group, executives earn from 22.50 to 40 percent of their base compensation. This incentive plan is designed to encourage executives to focus on achieving outstanding financial results for the Bank.
Long-Term Compensation. We use stock grants to reward long-term performance: these grants are intended to produce significant value for each executive if the Bank’s performance is outstanding and if the executive has an extended tenure.
We view the three components of our executive compensation as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above and the Bank’s performance against peers. While we believe that, salary and cash incentive bonuses are important to executives, stock grant awards are also a primary motivator in attracting and retaining executives.
Except as described below, our compensation committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award. The committee’s objective is to pay a competitive total compensation to attract, motivate and retain the executive team.
We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Benchmarking of Base Compensation and Equity Holdings
At its April 2006 meeting, our compensation committee reviewed the Mercer Executive Compensation Study. Based on the results of the study, no material changes were made to our compensation plans or programs.
The report compared our executive compensation with that of 15 comparably sized companies in the financial services industry in the north central region, including FirstBank Corp, LNB Bancorp, Inc., IBT Bancorp Inc, Dearborn Bancorp Inc, United Bancorp Inc, Fentura Financial, United Bancshares Inc, O.A.K. Financial Corp, Peoples State Bank, Tower Financial Corp, Croghan Bancshares Inc, Rurban Financial Corp, St Joseph Capital Corp, Community Central Bank Corp, National Bancshares Corp. Our compensation committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of the Company’s compensation practices is useful.
Equity Compensation
We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee (subject to ratification by the full Board of Directors), although, the Compensation Committee does consider the recommendations of its President and Chief Executive Officer in setting the compensation of our other executives. Stock grants were awarded to certain key employees in 2006 based on the prior year’s performance. The awards are intended to recognize executives for their contributions to the Bank’s success and allows the employee to participate in the Bank’s future.
Cash Incentive Bonuses
Yearly cash incentive bonuses for our executives are established under the terms of the Profit Sharing Bonus Incentive Plan. Annually the Compensation Committee reviews and approves the profit sharing payout levels. The current plan payout is based on the Bank’s return on assets relative to a selected peer group of banks. At the executive and officer level, when the Bank’s performance is at the threshold 50th percentile of peers, the payout is 22.50% of their base salary; if performance is at the target 75th percentile, the payout is 30% of base salary; and at the superior 90th percentile, the payout is 40% of base salary, with a sliding scale between the threshold up to the superior ranking.
If the Bank’s earnings are at least at the 50th percentile of the Bank’s peer group, employees receive 75% of any incentive bonus based on performance relative to peers though the first nine month period of the year, ending September 30, of each year. The Bank’s performance relative to peers at September 30, 2006 was at the 75th percentile; therefore, Executives received 24.75 percent of their base salary. The actual amounts are reflected in the compensation tables. Performance for the balance of the year is determined before the end of the first quarter, and the balance earned, if any, under the above-referenced performance standards for the full year, are paid by April 15.
Other Benefits
Our executives are eligible to participate in all of our employee benefit plans, such as medical, long term care insurance, group life and disability insurance and our 401 (k) plan, in each case on substantially the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2006.

SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer” (of which there were two during 2006), “principal financial officer” and two additional highest paid executive officers (our “named executive officers”) for the year ended December 31, 2006.

					Non-
					Equity
					Incentive
				Stock	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation		Total
Name, Principal Position	Year	($)	($)	($)	($)(2)	($)		($)
Barbara Draper, President and Chief Executive Officer	2006	$209,345 (1)			48,196			$257,541

Herbert W. Bursch, President and Chief Executive Officer	2006	$58,933				$93,992	(3)	$152,925

Janice Trouba, Senior Vice President and Chief Financial Officer	2006	$126,500		$21,667 (4)	$31,309	$13,468	(5)	$192,944

Violet Gintsis, Senior Vice President, Loans	2006	$145,000	$20,000		$35,888	$8,628		$209,516

Nancy Morgan, Senior Vice President, Human Resources	2006	$108,000		$15,584 (4)	$26,730	$11,396	(6)	$161,710

(1)	Salary for Ms. Draper includes $194,733 in compensation as President and CEO of the Bank from April 28, 2006 through December 31, 2006; $7,850 in fees as a Director from January 1, 2006 through April 28, 2006 and $6,761 in variable compensation as a Director. Includes amounts deferred by Ms. Draper under the terms of her deferred compensation agreement.

(2)	Non-Equity Incentive Plan Compensation in 2006 reflects 75% of the amount that may be earned for that year, based on the Corporation’s performance through September 30 of that year. The balance of any compensation, which is not calculable at this time, will be reported in subsequent proxy statements and/or reports for the year in which it is earned.

(3)	For Mr. Bursch, amounts include $87,834 paid as severance. Herbert W. Bursch resigned as CEO and President April 28, 2006. Bursch’s severance included salary continuation for six months and medical insurance continuation for 18 months or until Bursch secures employment, whichever is sooner.

(4)	Reflects amount of stock grant awards recognized for reporting purposes in accordance with FAS 123R and the assumptions described in the Company’s audited financial statements and footnotes for the year ended December 31, 2006.

(5)	For Ms. Trouba, amounts include $12,770 contributed by the Bank to the Bank’s 401(k) Plan.

(6)	For Ms. Morgan, amounts include $10,800 contributed by the Bank to the Bank’s 401(k) Plan.

GRANTS OF PLAN BASED AWARDS
     The following table reflects the grant of plan-based awards in 2006 to the Named Executive Officers.

					All Other
					Stock Awards:	Grant Date
		Estimated Future Payouts			Number of	Fair Value of
		Under Non-Equity Incentive			Shares of	Stock and
	Grant	Plan Awards(1)			Stock or Units	Option
Name, Principal Position	Date	Threshold	Target	Maximum	(#)	Awards
Barbara Draper, President and	—				—	—
Chief Executive Officer	—	$43,815	$58,420	$77,893	—	—

Herbert W. Bursch, President and Chief Executive Officer	—	—	—	—	—	—

Janice B. Trouba, Senior Vice	4/13/2006				836	$21,667
President and Chief Financial Officer	—	$28,462	$37,950	$50,600		—

Violet Gintsis, Senior Vice President, Loans	—				—	—
	—	$32,625	$43,500	$58,000	—	—

Nancy Morgan, Senior Vice President,	4/13/2006				601	$15,584
Human Resources	—	$24,300	$32,400	$43,200

(1)	Reflects the amounts that may be earned by each Named Executive Officer under our Profit Sharing Bonus Incentive Plan for performance during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table sets forth information concerning equity awards held by our Named Executive Officers at December 31, 2006. None of our Named Executive Officers hold any options to acquire shares of our Corporation’s common stock.

Market Value of
	Number of Shares or	Shares or Units of
	Units of Stock That	Stock That Have
	Have Not Vested	Not Vested
Name, Principal Position	(#)	($)
Barbara Draper, President and Chief Executive Officer	—	—

Herbert W. Bursch, President and Chief Executive Officer	—	—

Janice B. Trouba, Senior Vice President and Chief Financial Officer	1,201 (1)	31,848

Violet Gintsis, Senior Vice President, Loans	—	—

Nancy Morgan, Senior Vice President, Human Resources	1,144 (1)	30,305

(1)	Shares granted vest rateably over a five year period on the first of each year following the grant date.
STOCK AWARDS VESTED
     The following table provides information on the number of shares of stock vested during 2006 for our Named Executive Officers.

	Number of Shares
	Acquired on	Value Realized on
	Vesting	Vesting
Name, Principal Position	(#)	($)(1)
Barbara Draper, President and Chief Executive Officer	—	—

Herbert W. Bursch, President and Chief Executive Officer	1,850	$49,088

Janice B. Trouba, Senior Vice President and Chief Financial Officer	165	$4,373

Violet Gintsis, Senior Vice President, Loans	—	—

Nancy Morgan, Senior Vice President, Human Resources	370	$9,816

(1)	Reflects the aggregate value of the shares vested based upon the market value of our common stock on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION
     The following table shows deferred compensation contributions, earnings, and withdrawals under nonqualified deferred compensation arrangements for our Named Executive Officers.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contribuitons	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FY
Name, Principal Position	($)(1)	($)	($)(2)	($)	($)(3)
Barbara Draper, President and Chief Executive Officer	88,499	—	18,766	45,700	470,965

Herbert W. Bursch, President and Chief Executive Officer	33,270	—	11,117	—	199,044

Janice B. Trouba, Senior Vice President and Chief Financial Officer	5,502	—	419	—	10,902

Violet Gintsis, Senior Vice President, Loans	—	—	—	—	—

Nancy Morgan, Senior Vice President, Human Resources	3,548	—	1,090	—	23,882
The Bank’s SRP allows eligible executives to contribute to the Plan, pre-tax deferrals, up to 50% of base compensation and cash bonuses. Ms. Draper’s deferred compensation agreement allows pre-tax contributions, up to 50% of her compensation

(1)	Amounts in this column are deferred from the salary of the Named Executive Officers in the Summary Compensation Table

(2)	Executives employees are given a choice of investing their account balance in individual securities, including equity and fixed income securities, mutual fund families approved by the board of directors, or some combination of both. Account earnings are calculated based on annual contributions and individual portfolio performance which provide an account balance for each participant. Account balances and earnings are reported individually to each participant on a quarterly basis.

(3)	Represents the cumulative balance of all contributions since SRP inception.

DIRECTOR COMPENSATION
The following table sets forth certain information regarding the compensation earned by or awarded to each nonemployee director who served on our Board in 2006. Directors who are Company employees are not compensated for their service as directors.

	Fees Earned or		Stock
	Paid in Cash		Awards	Total
Name	($)(1)		($)(2)	($)
Bacalis, Athena	31,750		6,611	38,361
Boss, Gary	25,260	(3)		25,260
Draper, Barb	14,612	(4)		14,612
Hopper, Richard	22,969	(5)		22,969
Laskey, Dona	30,481	(6)		30,481
McAuliffe, James	29,812	(7)		29,812
Rudisill, Randy	37,464	(8)		37,464
Scofield, Rickard	35,650		9,399	45,049
Yost, Michael	26,150		8,419	34,569
TOTALS	254,148		24,429	278,577

(1)	Represents dollar value of shares issued to each director under our Compensation Plan for Nonemployee Directors (the “Plan”).

(2)	Represents the number of shares acquired on a current basis under the Plan.

(3)	For Mr. Boss, includes shares allocated on a deferred basis for 2006 of 1,107 shares. The aggregate number of shares allocated to Mr. Boss’ account at December 31, 2006 is 4,946 shares.

(4)	For Ms. Draper, includes shares allocated on a deferred basis for 2006 of 272 shares. The aggregate number of shares allocated to Ms. Draper’s account at December 31, 2006 is 418 shares. Ms. Draper’s director fees were terminated at the time of her election as our President and CEO.

(5)	For Mr. Hopper, includes shares allocated on a deferred basis for 2006 of 953 shares. The aggregate number of shares allocated to Mr. Hopper’s account at December 31, 2006 is 2,761 shares.

(6)	For Ms. Laskey, includes shares allocated on a deferred basis for 2006 of 295 shares. The aggregate number of shares allocated to Ms. Laskey’s account at December 31, 2006 is 2,708 shares.

(7)	For Mr. McAuliffe, includes shares allocated on a deferred basis for 2006 of 1,366 shares. The aggregate number of shares allocated to Mr. McAuliffee’s account at December 31, 2006 is 7,725 shares.

(8)	For Mr. Rudisill, includes shares allocated on a deferred basis for 2006 of 1,649 shares. The aggregate number of shares allocated to Mr. Rudisill’s account at December 31, 2006 is 7,785 shares.
Our directors, who also serve as directors of the Bank, are paid an annual retainer of $12,000, payable monthly. In addition, each director is paid $500 for each Board committee meeting attended. No fees are payable to directors who are also employees of the Bank. The Chairman of the Board is paid an additional annual retainer of $3,000, payable monthly, for his additional duties and responsibilities. Also, the Chairman of the Audit Committee, as well as that Committee’s Financial Expert, are each paid an additional annual retainer of $1,750, payable yearly for their respective additional duties and responsibilities. In addition to the annual retainer, nonemployee directors of the Corporation are paid a variable fee. The variable fee is calculated using the total fees paid to a director for services performed during the previous calendar year, multiplied by the percentage of base compensation payable to officers of the Bank for the preceding year under the Bank’s Incentive Bonus Plan.
Under the terms of the above-referenced Plan, our nonemployee directors may select the manner in which he or she is paid their fixed fees (the retainer amounts and committee meeting fees), as well as his or her respective variable fees. Fixed fees may be paid (1) in cash, (2) in shares of our common stock, (3) to a deferred cash account, or (4) to a deferred stock account (payable only in shares of our common stock). Variable fees are payable only in shares of our common stock or to a deferred stock account.

COMPENSATION COMMITTEE REPORT
     The primary purpose of the Compensation Committee of the Board of Directors is to assist the Board in discharging its responsibilities related to the compensation of the Corporation’s executive officers. Its responsibilities are more fully described in its Charter, which is available on the Corporation’s website.
     Pursuant to a meeting of the Compensation Committee held on March 23, 2007, the Committee reports that it has reviewed and discussed the Corporation’s compensation discussion and analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that the compensation discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
Randolph E. Rudisill (Chairman)
W. Rickard Scofield
Gary R. Boss
RELATED PARTY TRANSACTIONS
Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectability or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and for loans in excess of $1,500,000, will be subject to approval by a majority of the Corporation’s independent, outside disinterested directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16 of the Securities Exchange Act of 1934, the Corporation’s directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation’s securities and changes in such ownership to the Securities and Exchange Commission. To our knowledge, and based solely upon its review of all required reports furnished to us, all the required reports were filed timely by such persons during 2006 other than (1) the following directors who filed the December 31, 2005 report, one day late, for deferred stock awards; Boss, Draper, Hopper, Laskey, McAuliffe, and Rudisill and (2) Ms. Draper who filed two late reports for two transactions that occurred in 2006. One report involved a gift transaction, while the other late report involved the sale of shares from three separate trusts that are for the benefit of Ms. Draper’s children.

OWNERSHIP OF COMMON STOCK
The following table sets forth certain information as of March 30, 2007, as to the Common Stock of the Corporation owned beneficially by each director, each Named Executive Officer in the Summary Compensation Table above, and by all directors and executive officers of the Corporation as a group. No shareholders are known to the Corporation to have been the beneficial owner of more than five percent (5%) of the Corporation’s outstanding common stock as of March 30, 2007.

	Number of Shares(1)		Percent of Class
Athena Bacalis	1,455		*
Gary R. Boss	3,000	(2)	*
Barbara Draper	19,174	(2) (3)	*
Richard F. Hopper	2,000	(2)	*
Dona Scott Laskey	46,000	(2)	2%
James R. McAuliffe	218	(2)	*
Nancy Morgan	4,060		*
John M. Pfeffer	200		*
Randolph E. Rudisill	3,964	(2)(4)	*
Janice Trouba	1,452		*
W. Rickard Scofield	6,710		*
Steven T. Walsh	400		*
R. Michael Yost	3,117	(5)	*
All Executive Officers and Directors as a Group (13 persons)	91,750		3.00%

*	Represents less than one percent

(1)	This information is based upon the Corporation’s records as of March 30, 2007, and information supplied by the persons listed above. The number of shares stated in this column include shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.

(2)	The following directors are credited additional shares under the company’s Director’s deferred compensation plan. Those shares which are excluded from the amount shown above, are as follows: Gary Boss 4,946 shares; Barbara Draper 418 shares; Richard F. Hopper 2,761 shares; Dona Scott Laskey 2,708 shares, James R. McAuliffe 7,725 shares and Randolph E. Rudisill 7,785 shares.

(3)	Includes 2,094 shares held for the benefit of Ms. Draper’s children.

(4)	Includes 400 shares held as custodian for Mr. Rudisill’s minor child and grandchild.

(5)	Includes 54 shares held jointly with child.

SHAREHOLDER PROPOSALS
Shareholders who intend to submit a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Shareholders in 2008 may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 10, 2007. Proposals of shareholders should be addressed to the attention of Secretary, 101 East Grand River, Howell, Michigan, 48843. In addition, under the Company’s Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting. This requirement is separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy materials. If the Company receives notice of a shareholder proposal after February 25, 2008, the persons named as proxies for the 2008 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.
OTHER BUSINESS
The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.
The Summary Annual Report of the Corporation for 2006 which includes a copy of the Form 10-K is included with this Proxy Statement. Copies of the reports will also be available for all shareholders attending the Annual Meeting.
Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.
BY ORDER OF THE BOARD OF DIRECTORS
Nancy Morgan
Secretary
April 10, 2007

ANNUAL MEETING OF SHAREHOLDERS OF

FNBH BANCORP INC

May 16, 2007
7:00 p.m.
101 East Grand River
3rd Floor Community Room
Howell, MI 48843

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■ 20530000000000000000 7	051607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION of three (3) Directors for a three (3) year term expiring in 2010 and ELECTION of two (2) Directors for a two (2) year term expiring in 2009.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	W. RICKARD SCOFIELD - Three year term RANDOLPH E. RUDISILL - Three year term BARBARA DRAPER - Three year term
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	JOHN M. PFEFFER - Two year term STEVEN T. WALSH - Two year term
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year 2007.	☐	☐	☐

Authorized Signatures — Sign Below — This section must be completed for your instructions to be executed.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0	■

FNBH BANCORP INC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) Harry E. Griffith, Athena Bacalis and Helen V.W. McGarry, and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of FNBH Bancorp, Inc. held of record by the undersigned on March 30, 2007, at the annual meeting of the shareholders to be held on May 16, 2007, or any adjournment thereof.

(Continued and to be signed on the reverse side)

■	14475	■